SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

SUSQUEHANNA CAPITAL I

(Exact name of registrant as specified in its certificate of trust)

Delaware	26-6093799
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

c/o Susquehanna Bancshares, Inc. 26 North Cedar Street Lititz, Pennsylvania	17543
(Address of principal executive offices)	(Zip Code)

SUSQUEHANNA BANCSHARES, INC.

(Exact name of registrant as specified in its certificate of incorporation)

Pennsylvania	23-2201716
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

26 North Cedar Street Lititz, Pennsylvania	17543
(Address of principal executive offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-147172.

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Susquehanna Capital I Capital Securities (and the Guarantee by Susquehanna Bancshares, Inc. with respect thereto)	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

ITEM 1.	DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED.

The Capital Securities (the “Capital Securities”) of Susquehanna Capital I, a statutory trust created under the laws of Delaware (“Capital I”), registered hereby, represent beneficial ownership interests in the assets of Capital I and are guaranteed by Susquehanna Bancshares, Inc., a Pennsylvania corporation (“Susquehanna Bancshares”), to the extent set forth in the Guarantee between Susquehanna Bancshares and The Bank of New York, as Guarantee Trustee (the “Guarantee”), a form of which is incorporated herein by reference to Exhibit 4.9 to the Registration Statement on Form S-3 (the “Registration Statement”) of Susquehanna Bancshares and Capital I (File Nos. 333-147172), filed with the Securities and Exchange Commission. The particular terms of the Capital Securities and the Guarantee are described in the prospectus, as supplemented by the prospectus supplement, (the “Prospectus”), which forms part of the Registration Statement. Such Prospectus, as may hereafter be amended or supplemented and filed as part of an amendment to the Registration Statement or otherwise pursuant to Rule 424(b), is hereby incorporated by reference.

ITEM 2.	EXHIBITS.

1.	Prospectus pertaining to the offer and sale of the Capital Securities, which forms a part of, and is incorporated by reference to, the Registration Statement.

2.	Certificate of Trust of Capital I (incorporated by reference to Exhibit 4.3 to the Registration Statement).

3.	Form of Amended and Restated Trust Agreement among Susquehanna Bancshares, as Depositor, The Bank of New York, as Property Trustee, The Bank of New York (Delaware), as Delaware Trustee and the Administrative Trustees named therein (incorporated by reference to Exhibit 4.7 to the Registration Statement).

4.	Form of Capital Security (included as Exhibit B to Exhibit 4.7 to the Registration Statement and incorporated by reference to such Exhibit).

5.	Form of Guarantee Agreement between Susquehanna Bancshares, as Guarantor, and The Bank of New York, as Trustee (incorporated by reference to Exhibit 4.9 to the Registration Statement).

6.	Indenture, dated as of November 5, 2007, between Susquehanna Bancshares and The Bank of New York, as Debenture Trustee (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-3 (File No. 333-147172) of Susuquehanna Bancshares).

7.	Form of Supplemental Indenture between Susuquehanna Bancshares and The Bank of New York, to Indenture (incorporated by reference to Exhibit 4.2 to the Registration Statement).

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, Capital i and Susuquehanna Bancshares have duly caused this registration statement to be signed on their behalf by the undersigned, thereto duly authorized.

DATED: December     , 2007

SUSQUEHANNA CAPITAL I

By	Susquehanna Bancshares, Inc., as Depositor

By		/s/ Michael P. Squierdo
	Name:	Michael P. Squierdo
	Title:	Corporate Treasurer

SUSQUEHANNA BANCSHARES, INC.

By		/s/ Drew K. Hostetter
	Name:	Drew K. Hostetter
	Title:	Chief Financial Officer